AMENDMENT TO EMPLOYEE AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, made this 2nd day of February, 1998, by and between Pharmaceutical Product Development, Inc., a North Carolina corporation ("PPD") and Fred B. Davenport, Jr. ("Employee"), amends that certain Employment Agreement dated September 26, 1996 between PPD and Employee (the "Employment Agreement").

         WHEREAS, concurrent with the execution of this Amendment Employee has entered into a Severance Agreement with the Company that provides for benefits similar to those provided to Employee under Section 20 of the Employment Agreement;

         WHEREAS, Employee is required to agree to enter into this Amendment deleting the provisions of Section 20 of the Employment Agreement in order to receive the benefits provided by the Severance Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree that Section 20 of the Employment Agreement is deleted effective the date hereof.

         The Employment Agreement, as amended herein, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first hereinabove set forth.

                                            PHARMACEUTICAL PRODUCT
                                            DEVELOPMENT, INC.


                                            By: /s/ Fredric N. Eshelman
                                               ------------------------------
                                            Name: Fredric N. Eshelman
                                            Title: Chief Executive Officer

                                            /s/ Fred B. Davenport, Jr.
                                            ---------------------------(SEAL)
                                            Fred B. Davenport, Jr.